Exhibit 99.(n)(1)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 3 to the Fund’s Registration Statement on Form N-2 of Brookfield Infrastructure Income Fund Inc. as filed with the Securities and Exchange Commission on or about February 21, 2025.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

February 21, 2025